                                                                     Exhibit 4.1


                               3COM CORPORATION
                            1994 STOCK OPTION PLAN


     1.   Purpose.  The 3Com Corporation 1994 Stock Option Plan (the "Plan") is
          -------
          established to create additional incentive for eligible employees of 3Com Corporation and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group"), to promote the financial success and progress of the Participating Company Group. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     2.   Administration.
          --------------

          (a)   General.  The Plan shall be administered by the Board of
                -------
                Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

          (b)   Options Authorized.  Options may be only nonqualified stock
                ------------------
                options, that is, options which are not incentive stock options as defined in section 422 of the Code.

          (c)   Authority of Officers.  Any officer of a Participating Company
                ---------------------
                shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     3.   Eligibility.  The Options may be granted only to employees of the
          -----------
          Participating Company Group; provided, however, that no Option may be granted to (i) a person who, at the time of such grant, is an officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, or (ii) any person whose eligibility to participate in the Plan would require the Company to obtain shareholder approval of the Plan pursuant to the Bylaws of the National Association of Securities Dealers (and any schedules thereto) or the provisions contained in the New York Stock Exchange Listed Company Manual. For purposes of the foregoing sentence, "employees" shall include prospective employees to whom Options are granted in connection with written offers of employment with the Participating Company Group. The Board shall, in the Board's sole discretion, determine which eligible persons shall be granted Options (an "Optionee"). An Optionee may, if otherwise eligible, be granted additional Options.

     4.   Shares Subject to Option.  Options shall be options for the purchase
          ------------------------
          of the authorized but unissued common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 9 below. The maximum number of shares of Stock which may be issued under the Plan shall be One Hundred Eighty Three Million Six Hundred Eighty Three Thousand Nine Hundred Twenty Six (183,683,926) shares (as adjusted for the Palm Factor). In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subjected to an Option.

     5.   Time for Granting Options.  The Plan shall continue until terminated
          -------------------------
          by the Board or until all of the shares of Stock reserved for issuance under the Plan have been issued, whichever shall first occur.

     6.   Terms, Conditions and Form of Options.  Subject to the provisions of
          -------------------------------------
          the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the exercisability of the Option, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, and shall comply with and be subject to the following terms and conditions:

          a)   Exercise Price.  The exercise price for each Option shall be
               --------------
               established in the sole discretion of the Board; provided, however, that the exercise price per share shall not be less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

          (b)  Exercise Period of Options.  The Board shall have the power to
               --------------------------
               set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted.

          (c)  Payment of Exercise Price.  Payment of the exercise price for
               -------------------------
               the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent,
               (ii) by tender to the Company of shares of the Company's stock owned by the Optionee having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (iv) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the form of Standard Option Agreement described in paragraph 7 below, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price and/or which otherwise restrict one
               (1) or more forms of consideration. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock.

          (x) Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of the Company's stock unless such shares of the Company's stock either have been owned by the Optionee for more than one (1) year or were not acquired, directly or indirectly, from the Company.

          (y) The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

     7.   Standard Form of Stock Option Agreement.
          ---------------------------------------

          (a)  Nonqualified Stock Options.  Unless otherwise provided for by
               --------------------------
               the Board at the time an Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of nonqualified stock option agreement attached hereto as Exhibit A and incorporated herein by reference.
                         ---------

          (b)  Standard Term for Options.  Unless otherwise provided for by the
               -------------------------
               Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of ten (10) years.

     8.   Authority to Vary Terms.  The Board shall have the authority from time
          -----------------------
          to time to vary the terms of the Standard Option Agreement described in paragraph 7 above either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable.

     9.   Effect of Change in Stock Subject to Plan.  Appropriate adjustments
          -----------------------------------------
          shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reorganization, reclassification, or like change in the capital structure of the Company.

     10.  Transfer of Control.  For purposes hereof, "Control Company" shall
          -------------------
          mean the Participating Company whose stock is subject to the Option. An "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Control Company.

          (a) a direct or indirect sale or exchange by the shareholders of the Control Company of all or substantially all of the stock of the Control Company;

          (b)   a merger in which the Control Company is a party; or

          (c) the sale, exchange, or transfer of all or substantially all of the Control Company's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the shareholders of the Control Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

                A "Transfer of Control" shall mean an Ownership Change in which the shareholders of the Control Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company. In the event of a Transfer of Control, any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of 30 days prior to the Transfer of Control unless the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation") assumes the Company's rights and obligations under outstanding stock option agreements or substitutes options for the Acquiring Corporation's stock for such outstanding Options. The exercise and/or vesting of any Option that was permissible solely by reason of this paragraph 10 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Transfer of Control shall terminate effective as of the date of the Transfer of Control.

11.       Provision of Information.  Each Optionee shall be given access to
          ------------------------
          information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

12.       Options Non-Transferable.  Unless otherwise provided by the Board,
          ------------------------
          during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee, and no Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

13.       Termination or Amendment of Plan or Options.  The Board, including any
          -------------------------------------------
          duly appointed committee of the Board, may terminate or amend the Plan or any Option at any time. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee.

                                   EXHIBIT A
                                   ---------


                               STANDARD FORM OF
                               3COM CORPORATION

                      NONQUALIFIED STOCK OPTION AGREEMENT

3Com Corporation (the "Company"), granted to the individual named below an option to purchase certain shares of common stock of the Company, in the manner and subject to the provisions of this Option Agreement and the 3Com Corporation 1994 Stock Option Plan (the "Plan"), all of the terms of which are incorporated by reference herein.

     1.   Definitions:

          (a) "Notice" shall mean the "3Com Corporation NOTICE OF GRANT OF STOCK OPTIONS AND GRANT AGREEMENT" which is attached hereto.

          (b) "Optionee" shall mean the individual whose name is set forth in the Notice.

          (c) "Date of Option Grant" shall mean the "Date of Grant" set forth in the Notice.

          (d) "Number of Option Shares" shall mean the "Total Number of Shares Granted" as set forth in the Notice. Such number of shares of common stock of the Company may be adjusted from time to time pursuant to paragraph 9 below.

          (e) "Exercise Price" shall mean the "Option Price per Share" set forth in the Notice. Such price per share as adjusted from time to time pursuant to paragraph 9 below.

          (f)   "Initial Exercise Date" shall be the Initial Vesting Date.

          (g) "Initial Vesting Date" shall be the date occurring one (1) year after the Date of Option Grant

          (h)   Determination of "Vested Ratio"

                (1) Determination of "Vested Ratio" for employees outside of the U.K.:

                                                           Vested Ratio
-----------------------------------------------------------------------

Prior to Initial Vesting Date                                         0

On Initial Vesting Date, for each full                              1/4
year of the Optionee's continuous
employment by a Participating Company from the Date of Option Grant until the Initial Vesting Date

Plus
----

For each full year of the Optionee's                                1/4
continuous employment by a Participating
Company from the Initial Vesting Date

In no event shall the Vested Ratio exceed 1/1.


                (2) Determination of "Vested Ratio" for employees receiving grants under the Plan or any U.K. sub-plan of the Plan:

                                              Vested Ratio
----------------------------------------------------------

Prior to Initial Vesting Date                            0

On Initial Vesting Date, for each full                 1/4
year of the Optionee's continuous
employment by a Participating Company from the Date of Option Grant until the Initial Vesting Date

Plus
----

For each full year of the Optionee's                   1/4
continuous emplyoment by a Participating
Company from the Initial Vesting Date

In no event shall the Vested Ratio exceed 1/1.

          (i) "Option Term Date" shall mean the date ten (10) years after the Date of Option Grant.

          (j)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (k) "Company" shall mean 3Com Corporation, a California corporation, and any successor corporation thereto.

          (l) "Participating Company" shall mean (i) the Company and (ii) any present or future parent and/or subsidiary corporation of the Company while such corporation is a parent or subsidiary of the Company. For purposes of this Option Agreement, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Code.

          (m) "Participating Company Group" shall mean at any point in time all corporations collectively which are then a Participating Company.

     2.   Status of the Option.  This Option is intended to be a nonqualified
          --------------------
          stock option and shall not be treated as an incentive stock option as described in Section 422 of the Code.

     3.   Administration.  All questions of interpretation concerning this
          --------------
          Option Agreement shall be determined by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted in the Plan, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.


     4.   Exercise of the Option.
          ----------------------

          (a)   Right to Exercise.  The Option shall first become exercisable on
                -----------------
                the Initial Exercise Date. The Option shall be exercisable on and after the Initial Exercise Date and prior to the termination of the Option in the amount equal to the Number of Option Shares multiplied by the Vested Ratio as set forth in paragraph 1 above less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares.

          (b)   Method of Exercise.  The Option may be exercised by written
                ------------------
                notice to the Company which must state the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person or by certified or registered mail, return receipt requested, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in paragraph 6 below, accompanied by full payment of the exercise price for the number of shares being purchased.

          (c)   Form of Payment of Exercise Price.  Such payment shall be made
                ---------------------------------
                (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of the Company's common stock owned by the Optionee having a value not less than the exercise price, which either have been owned by the Optionee for more than one (1) year or were not acquired, directly or indirectly, from the Company, (iii) by Immediate Sales Proceeds, as defined below, or
                (iv) by any combination of the foregoing. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company of shares of the Company's common stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's common stock. "Immediate Sales Proceeds" shall mean the assignment in form acceptable to the Company of the proceeds of a sale of some or all of the shares acquired upon the exercise of the Option pursuant to a program and/or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve any such program and/or procedure.

          (d)   Tax Withholding.  At the time the Option is exercised, in whole
                ---------------
                or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes payroll withholding and otherwise agrees to make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired on exercise of the Option, or (iii) the lapsing of any restriction with respect to any shares acquired on exercise of the Option.

          (e)   Certificate Registration.  The certificate or certificates for
                ------------------------
                the shares as to which the Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

          (f)   Restrictions on Grant of the Option and Issuance of Shares.  The
                ----------------------------------------------------------
                grant of the Option and the issuance of the shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

          (g)   Fractional Shares.  The Company shall not be required to issue
                -----------------
                fractional shares upon the exercise of the Option.

     5.   Non-Transferability of the Option.  The Option may be exercised during
          ---------------------------------
          the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

     6.   Termination of the Option.  The Option shall terminate and may no
          -------------------------
          longer be exercised on the first to occur of (a) the Option Term Date as defined above, (b) the last date for exercising the Option following termination of employment as described in paragraph 7 below, or (c) upon a Transfer of Control as described in paragraph 8 below.

     7.  Termination of Employment.
         -------------------------

          (a)   Termination of the Option.  If the Optionee ceases to be an
                -------------------------
                employee of the Participating Company Group for any reason except death or disability within the meaning of section 422(c) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within three (3) months after the date on which the Optionee's employment terminates, but in any event no later than the Option Term Date. If the Optionee's employment with the Participating Company Group is terminated because of the death or disability of the Optionee within the meaning of section 422(c) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months from the date the Optionee's employment terminated, but in any event no later than the Option Term Date. The Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of employment.

          (b)   Termination of Employment Defined.  For purposes of this
                ---------------------------------
                paragraph 7, the Optionee's employment shall be deemed to have terminated either upon an actual termination of employment or upon the Optionee's employer ceasing to be a Participating Company.

          (c)   Extension if Exercise Prevented by Law.  Except as provided in
                --------------------------------------
                this paragraph 7, the Option shall terminate and may not be exercised after the Optionee's employment with the Participating Company Group terminates unless the exercise of the Option in accordance with this paragraph 7 is prevented by the provisions of paragraph 4(f) above. If the exercise of the Option is so prevented, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Term Date.

          (d)   Leave of Absence.  For purposes hereof, the Optionee's
                ----------------
                employment with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee's employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, however, a leave of absence shall be treated as employment for purposes of determining the Optionee's Vested Ratio if and only if the leave of absence is designated by the Company as (or required by law to be) a leave for which vesting credit is given.

     8.   Transfer of Control.  For purposes hereof, "Control Company" shall
          -------------------
          mean the Participating Company whose stock is subject to the Option. An "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Control Company.

          (a) a direct or indirect sale or exchange by the shareholders of the Control Company of all or substantially all of the stock of the Control Company;

          (b)   a merger in which the Control Company is a party; or

          (c) the sale, exchange, or transfer of all or substantially all of the Control Company's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the shareholders of the Control Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

                A "Transfer of Control" shall mean an Ownership Change in which the shareholders of the Control Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company. In the event of a Transfer of Control, fifty percent (50%) of the outstanding and unvested options of employees shall vest when both of the following conditions are met: (i) a "Transfer of Control"; and (ii) actual termination of employment within the ensuing 12-month period. Otherwise, any unexercisable and/or unvested portion of the Option shall be immediately exercisable and vested as of 30 days prior to the Transfer of Control unless the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation") assumes the Company's rights and obligations under this Option Agreement or substitutes options for the Acquiring Corporation's stock for the Option. The exercise and/or vesting of any Option that was permissible solely by reason of this paragraph 8 shall be conditioned upon the consummation of the Transfer of Control. The Option shall terminate effective as of the date of the Transfer of Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control.

     9.   Effect of Change in Stock Subject to the Option.  Appropriate
          -----------------------------------------------
          adjustments shall be made in the number, exercise price and class of shares of stock subject to the Option in the event of a stock dividend, stock split, reverse stock split, combination, reorganization, reclassification, or like change in the capital structure of the Company. In the event a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become shares of another corporation (the "New Shares"), the Company may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price shall be adjusted in a fair and equitable manner.

     10.  Rights as a Shareholder or Employee.  The Optionee shall have no
          -----------------------------------
          rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in paragraph 9 above. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's employment at any time.

     11.  Legends.  The Company may at any time place legends referencing any
          -------
          applicable federal or state securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to effectuate the provisions of this paragraph.

     12.  Binding Effect.  This Option Agreement shall inure to the benefit of
          --------------
          and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     13.  Termination or Amendment.  The Board, including any duly appointed
          ------------------------
          committee of the Board, may terminate or amend the Plan and/or the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee.

     14.  Integrated Agreement.  This Option Agreement constitutes the entire
          --------------------
          understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

     15.  Applicable Law.  This Option Agreement shall be governed by the laws
          --------------
          of the State of California.


The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.